Youku

Advertising Services Contract of Youku Tudou (Ruishi)

Contract No.: 20151221

Regarding the matter that Party B sells advertising services of Youku Tudou (Ruishi) to Party A, the following contractual terms have been stipulated between both parties after negotiations.

Party A:

Party B: Qingdao Miguo Software Technology Co., Ltd.

I. Party A agrees to purchase the following services provided by Youku Ruishi.

Service Content	Service Fees	Service Period
Advertising fees	RMB ¥20,000
Professional service fees	RMB ¥0	Lifelong
Total (RMB)	Twenty thousand in total

II. Terms of service stipulated by Youku Ruishi Platform

i. Party B is an agent authorized by Ruishi Platform, DSP Advertising Platform of Youku Tudou Group (hereinafter referred to as “Youku Ruishi”), of which Party A has been informed. Party B is responsible for marketing advertising service on Ruishi Platform and to provide relevant services for Party A.

ii. Party A agrees to be entitled to corresponding rights and undertake corresponding obligations in accordance with The Advertising Materials Auditing Norms of Ruishi Platform.

iii. After receiving the fees stipulated in this contract from Party A, Party B shall undertake the obligation to submit purchase applications to Youku Ruishi for advertisements stipulated in this contract on behalf of Party A.

iv. Party B is responsible to provide Party A with the content and scope of Ruishi advertising services which shall adjust itself to Youku Ruishi, and the right of final interpretation for these adjustments shall be reserved by Youku Ruishi.

v. The content and scope of Youku Ruishi platform services are presented as follows:

Youku Ruishi advertising platform refers to that Party B provides Party A with bidding technical services which are based on the internet platform resources ( the traffic outside the ones sold according to normal CPD/CPM) provided by Youku, Tudou or their related party(s) and charged according to CPM and CPC.

1. Advertising resources such as videos and pictures provided by Youku and Tudou by PC terminal.

2. Advertising resources such as videos and pictures provided by Youku and Tudou by mobile terminal.

vi. Party B shall provide Party A with website’s advertising services within the available Youku Ruishi advertising services.

vii. As far as any dispute aroused in or related with this contract is concerned, both Parties shall settle it via friendly negotiations; if negotiations fail, both Parties shall submit the dispute(s) to the local People’s Court respectively; Party B shall not assume legal responsibility for any oral or non-written promises except as set forth in this Agreement and Party A shall bear the losses caused thereby.

viii. The payment shall be implemented by Party A into the account of Party B within 3 workdays as of the signing date.

ix. This agreement is in duplicate and each party holds one copy, which has the same legal effect.

III. Payment account of Party B

Bank Name	Account Name	Card No.	Opening Bank
Agricultural Bank of China		4228 4802 4804 7660 274	ABC, Sub-Branch at Liaoning Road
China Construction Bank		6227 0023 9201 0367 011	CCB, Sub-Branch at Liaoning Road
Industrial and Commercial Bank of China		6222 0838 0300 3470 193	CCBC, Sub-Branch at Liaoning Road
Postal Savings		6210 9845 2000 8617 306	Fujian Branch, Taidong Sub-Branch
Bank of Qingdao		6212 5201 1252 4192	BQD, Sub-Branch at Liaoning Road
Bank of Qingdao	Qingdao Miguo Software Technology Co., Ltd.	8021 5020 0164 062	BQD, Sub-Branch at Guantao Road
Alipay

In testimony whereof, this agreement has been signed in Qingdao by representatives duly authorized by both parties, this twenty-first day of December   , 2015.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Shandong Branch

Seal: Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Shandong Branch

Authorized representative:

Address:

Tel:

Promotion website:

Party B: Qingdao Miguo Software Technology Co., Ltd.

Seal: Qingdao Miguo Software Technology Co., Ltd. Special Seal for Contractual Uses

Authorized representative: Wang Kai

Address: Rm. 2206, Building 1, Yin St., No. 153, Liaoning Rd., Qingdao City

Tel1: 8253224515

Fax: